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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                               December [24], 2003


                         WORLD HEALTH ALTERNATIVES, INC.
             (Exact name of registrant as specified in this charter)




           Florida                     333-84934                  04-3613924
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


        300 Penn Center Blvd., Suite 201, Pittsburgh, PA           15235
           (Address of Principal Executive Offices)              (Zip Code)


       Registrant's Telephone Number, including area code: (412) 829-7800


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changes Since Last Report)


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ITEM  5 - OTHER EVENTS

         On December 24, 2003, World Health Alternatives, Inc. (the "Company") entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement") with Barron Partners, LP and certain investors described therein (the "Investors") pursuant to which the Company issued to the Investors an aggregate of 2,750,000 shares of its Common Stock at $0.60 per share for an aggregate purchase price of $1,650,000 (the "Investment Shares") and warrants exercisable for shares of its Common Stock for an aggregate purchase price of $2,000,000 (the "Warrants"). The Investment Shares and the Warrants were issued in a private placement transaction pursuant to Section 4(2) and Regulation D under the Securities Act of 1933, as amended.

         In connection with the Stock Purchase Agreement, the Company issued to the Investors three types of warrants, all of which expire five years from the date of issuance. The first series of warrants (the "First Warrants") provide the Investors the right to purchase up to 3,333,300 shares of the Company's Common Stock. The First Warrants have an exercise price of $0.60 per share, resulting in proceeds of $2,000,000 to the Company upon their full exercise. The First Warrants contain a put provision on behalf of the Company providing that, if at any time prior to 120 days after the closing of the transactions contemplated by the Stock Purchase Agreement the Company enters into a definitive purchase agreement with a company that meets certain predefined criteria stated therein, the Company may require the Investors to exercise the First Warrants in whole.

         The second series of warrants (the "Second Warrants") provide the Investors the right to purchase 1,000,000 shares of the Company's Common Stock. The Second Warrants have an exercise price of $1.50 per share, resulting in proceeds of $1,500,000 to the Company upon their full exercise. The Company may call, for $0.001 per warrant, the Second Warrants if the average price of the Company's Common Stock exceeds 125% of the exercise price for twenty consecutive trading days and a registration statement that registers the shares underlying the Second Warrants for resale has been declared and remains effective for the same twenty consecutive trading days.

         The third series of warrants (the "Third Warrants" and, together with the First Warrants and Second Warrants, the "Warrants") provide the Investors the right to purchase 1,000,000 shares of the Company's Common Stock. The Third Warrants have an exercise price of $2.00 per share, resulting in proceeds of $2,000,000 to the Company upon their full exercise. The Company may call, for $0.001 per warrant, the Third Warrants if the average price of the Company's Common Stock exceeds 125% of the exercise price for twenty consecutive trading days and a registration statement that registers the shares underlying the Third Warrants for resale has been declared and remains effective for the same twenty consecutive trading days.

         Following the closing of the transactions contemplated by the Stock Purchase Agreement, the Company will redeem 1,375,000 common shares each from Marc Roup and Richard McDonald, executive officers of the Company, for no consideration or compensation. Additionally, following the exercise of the First Warrants, the Company will redeem up to 1,250,000 common shares each from Messrs. Roup and McDonald for no consideration or compensation.

         In connection with the transactions contemplated by the Stock Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement dated December 24, 2003. That Agreement, in part, provides certain registration rights to the Investors, establishes remittances to them based on a percentage of the purchase price of the Investment Shares and Warrants if certain registration obligations are unmet and contains customary cross-indemnification covenants between the Company and the Investors.

         The Company intends to utilize the proceeds from the sale of its Common Stock for general business purposes, debt restructuring and to fund its acquisition strategy.


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ITEM 7 - FINANCIAL STATEMENTS & EXHIBITS


(c)       Exhibits



                   EXHIBIT INDEX
                   -------------

10.1    Stock Purchase Agreement between World Health
        Alternatives, Inc. and Certain Investors, dated
        December 24, 2003

10.2    Registration Rights Agreement between World Health
        Alternatives, Inc. and Certain Investors, dated
        December 24, 2003

10.3    Form of First Warrant to purchase shares of World
        Health Alternatives, Inc.

10.4    Form of Second Warrant to purchase shares of World
        Health Alternatives, Inc.

10.5    Form of Third Warrant to purchase shares of World
        Health Alternatives, Inc.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       WORLD HEALTH ALTERNATIVES, INC.




                                       By  /s/Richard E. McDonald
                                          --------------------------------
                                          Richard E. McDonald
                                          President,
                                          Principal Financial Officer
                                          Principal Accounting Officer
                                          Chairman of the Board of Directors,
                                          President and Chief Executive Officer



                                       By  /s/Marc D. Roup
                                          --------------------------------
                                          Marc D. Roup
                                          Chief Executive Officer and Director








Date:  January 5, 2003




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